Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-98325, 333-120561, 333-161376, 333-177890, and 333-204379) of Communications Systems, Inc. and subsidiaries of our report dated March 8, 2019, relating to the consolidated financial statements, which appears on page 29 of this Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ Baker Tilly Virchow Krause,LLP

Minneapolis, Minnesota

March 8, 2019

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